EXHIBIT 21

                                  SUBSIDIARIES

                 Company                             State of Incorporation
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Calton Homes of Florida, Inc.                               Florida
Calton Homes of Chicago, Inc.                               Illinois
Calton Homes of Pennsylvania, Inc.                          Pennsylvania
Calton Homes of Pennsylvania at Pennway, Inc.               Pennsylvania
Calton Homes of California, Inc.                            California
Calton Lindenwood Corporation                               California
Calton Manzanita Corporation                                California
Calton Tamarack Corporation                                 California
Calton California Equity Corporation                        California
Calton General, Inc.                                        New Jersey
Calton Homes Finance, Inc.                                  New Jersey
Calton Homes Finance II, Inc.                               New Jersey
Haddon Group of Virginia, Inc.                              New Jersey